MARKETING LICENSE AGREEMENT

         THIS MARKETING LICENSE AGREEMENT (this "Agreement"), dated as of the __ day of February 1999, is by and between Summus, LTD. ("LTD"), a Missouri corporation, and High Speed Net Solutions, Inc. (formerly known as zzap.net, inc.) ("HSNS"), a Florida corporation;

         WHEREAS, LTD owns certain computer software programs and related documentation;

         WHEREAS, pursuant to the terms of a Letter Agreement dated January 14, 1999 (the "Letter Agreement") among LTD, Summus Technologies, Inc., a Delaware corporation, HSNS, and Brad Richdale, LTD has agreed to grant certain rights, as hereinafter described, to market, distribute, and license such programs and related documentation;

         WHEREAS, HSNS further desires to receive such rights to such programs and their related documentation from LTD;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, LTD and HSNS, intending to be legally bound by the provisions hereof, hereby agree as follows:

1. DEFINITIONS. Except as indicated herein, capitalized terms contained herein shall have the meanings contained in Appendix A hereto.

2.       RIGHTS; RESTRICTIONS AND REFUSAL RIGHTS.

         2.1 LTD hereby grants to HSNS (but to HSNS only and not to any affiliates of HSNS), and HSNS accepts from LTD, subject to the terms and conditions set forth herein, the following license and marketing rights to the Products (the "Rights") in the
                  Territory:

                  (a) the exclusive right to market and license the streaming product as identified on Exhibit A hereto (including Revisions, Enhancements and Upgrades) (the "Streaming Product"), except for the Government Sector. LTD will also have the right to market the Streaming Product in the OEM market. LTD retains the exclusive rights to sell the Streaming Product in the Government Sector.

                  (b) HSNS shall have the exclusive worldwide direct response ("DR") rights in and to the existing Products, and a right of first refusal for the DR rights in and to newly developed Products of LTD on mutually agreed upon terms, under any and all names and trademarks, in the following channels of distribution: direct mail, print (not including catalogues or image or two-step advertising in trade magazines), DR television and radio, multi-level (a/k/a network marketing) and syndication. The
                           Products  cannot   be   sold   in  the  channels  and
                           vertical markets where HSNS has exclusivity under this Section 2.1(b), bundled or unbundled, through the specified exclusive means and methods. This shall not prohibit a third party OEM manfufacturer from promoting the attributes of the Products in any form of advertising promoting the sale of the third party's items in which LTD's products are embedded, such as QuickTime. All sales to the Government
                           Sector are outside the scope of this Agreement, however, any contract with the government shall prohibit the government, directly or indirectly, from making same or similar Product(s) available through DR means and/or retail.

                  (c) a non-exclusive license to market and license the other Products, including newly developed Products, of LTD.

         2.2 In connection with the Rights granted hereunder, HSNS has the right to:

                  (a) Demonstrate and promote the Products to prospective End Users pursuant to the terms herein. The Products and Documentation may not be provided to any prospective End User (for evaluation, use, or any other purpose) except pursuant to a License
                           Agreement, provided that limited copies of the Products and Documentation may, as necessary, be provided to prospective End Users for evaluation or trial use pursuant to a form of agreement containing provisions acceptable to LTD for confidentiality, ownership and protection of intellectual property rights; limitation of liability; restrictions on use; the return of the Product, Documentation and any other materials provided to such prospective End User upon termination of such Agreement; and term and termination.

                  (b) Grant End Users sublicenses to the Products and Documentation pursuant to License Agreements. To the extent so provided in the applicable License Agreements, such sublicenses may extend after termination of this Agreement, notwithstanding the limited term of this Agreement.

                  (c) Grant sublicense rights to Authorized Sublicensees pursuant to the terms of a Sublicense Agreement.

         2.3 The Rights granted pursuant to this Agreement are subject to the rights to terminate such Rights under this Agreement and compliance with the terms, conditions and obligations under the Letter Agreement and this Agreement required to maintain such Rights. Further, the Rights granted pursuant to this Agreement are subject to certain licensing/marketing agreements of LTD with third parties as identified on EXHIBIT E, including LTD's obligations thereunder, entered into prior to the date of execution of the Letter Agreement.

         2.4      HSNS shall not, without LTD's prior written approval:

                  (a) use the Products, the Documentation or any Confidential Information that it may acquire in connection with this Agreement or the Letter Agreement to develop, support, or invest in, directly or indirectly, the development of any product which has, entirely or partially, the same functions as any of the Products or which would be in direct or indirect competition with any of the Products;

                  (b) make any changes or other modifications to the Products or grant any such rights to any End User or Authorized Sublicensee or distribute the Products in a form or manner other than as provided by LTD to HSNS; or

                  (c) grant any other rights to any other person other than to End Users or Authorized Sublicensees pursuant to a License Agreement or Sublicensee Agreement respectively, including any rights to incorporate any Product or related intellectual property rights into the products or services of any other person (except as contemplated by and set forth in Exhibit A, Part 2 regarding the license of the right to create a product utilizing the DLL which product cannot have any more functionality or uses or applications than any single Product of the Products listed on Exhibit A, Part 1, and agreed to in writing by LTD).

         2.5 Except as otherwise expressly stated in this Agreement, the Rights granted to HSNS shall cease upon termination of this Agreement.

         2.6 Except with respect to the Streaming Product, there will be no first refusal rights. With respect to any new Product, including, but not limited to, a chip, that directly or indirectly supplants, replaces, competes with, is similar to in its function or intended use, or obsoletes the Streaming Product, HSNS will have first refusal rights for forty-five days after receipt of notice from LTD to fund the development, and such funding will include the right to market the new product on an exclusive basis, on terms and conditions mutually agreed upon by HSNS and LTD through reasonable good faith negotiations.

3.       MARKETING OBLIGATIONS.

         3.1      HSNS  agrees  to do the  following  during  the  term  of this
                  Agreement: (a) use its best efforts to market, promote and license the Products in the Territory; and (b) hire and maintain sufficient staff in HSNS's reasonable opinion, including a sales force in HSNS's reasonable opinion of sufficient size, to market, promote and license the Products throughout the Territory. HSNS shall use its best efforts to market, promote and license the Products in all possible channels and/or sectors of distribution. In connection with these efforts, HSNS shall not make any false or misleading representations or statements regarding any of the Products or their capabilities.

         3.2 HSNS agrees to provide LTD upon its reasonable request with information regarding HSNS's marketing plans and forecasts; such plans and forecasts shall be non-binding and subject to change, and may be delivered formally or informally, but shall be sufficient to demonstrate that the effort and resources being devoted by HSNS are sufficient to comply with its obligations under Section 3.1. HSNS also shall meet with LTD upon the reasonable request of LTD on matters relating to market conditions, sales forecasting, planning, Product marketing and Product competitiveness and similar factors.

         3.3      The parties will work together to develop  appropriate pricing
                  so  that   neither   party   undercuts   one  another  in  the
                  marketplace.

         3.4 With respect to the OEM market, HSNS and LTD will work together and keep one another informed so that there is no duplication of effort or confusion in the marketplace.

4. LTD SERVICES. In the event that HSNS requests assistance or services from LTD which are beyond the scope of LTD's commitments in this Agreement or the Letter Agreement, LTD will attempt to accommodate HSNS's request by providing such assistance or services on such basis as mutually agreed to in writing between HSNS and LTD from time to time. Such assistance or services may include, but is not limited to, maintenance and support services relating to the Products, professional consulting services and marketing and promotional support such as providing demonstrations and participation in trade shows. In the event that such services relate to creating Enhancements for which HSNS pays LTD to develop, the parties will also agree as to what additional marketing and licensing rights HSNS shall have with respect to such Enhancements which shall reasonably protect HSNS.

5. CHANGES. LTD agrees to provide HSNS with such Changes to the Products (in Object Code form) and/or Documentation, if any, as LTD may make or obtain from time to time and authorize for general release. LTD shall keep HSNS generally advised with regard to Changes that are available or that LTD has announced are planned, to the extent such Changes are or may be provided under this Section 5.

6.       TITLE; INTELLECTUAL PROPERTY.

         6.1 HSNS may copy the Products and Documentation only in Object Code and only as required to perform its duties hereunder. HSNS agrees to include all copyright, trademark and other proprietary notices and legends of LTD on each copy of any Product or Documentation as they appear in the versions provided by LTD to HSNS and HSNS further agrees not to remove, destroy or otherwise alter any such notices or legends on any copy of any Product or Documentation provided to HSNS. All copies of the Products and Documentation provided to or made by or for HSNS shall be accounted for upon LTD's request.

         6.2 LTD retains all right, title, and interest in and to the Products, Documentation, any changes or modifications thereto and all intellectual property rights throughout the world contained therein. To the extent that any changes or modifications to the Products or Documentation, including all associated intellectual property rights, are not owned in their entirety by LTD immediately upon their creation, HSNS agrees to assign (and hereby automatically assigns) and shall cause all other persons and entities who create or contribute to any changes or modifications to assign, all right, title and interest therein to LTD, to be effective immediately without the necessity of consideration or further documentation; provided, however, that this assignment provision shall not apply to any changes, modifications or other work performed by LTD on behalf of HSNS for which there is a written agreement executed by LTD which provides that the ownership of such changes, modifications or other work shall be owned by a party other than LTD. HSNS agrees to take such further action and execute such further documentation as LTD may reasonably request to give effect to this Section 6.2.

         6.3 HSNS may not distribute, sell, sublease, sublicense, assign, give, pledge or transfer in any way any copies of the Products or Documentation except as provided in this Agreement. HSNS may not, and shall not authorize any other party to, modify, reverse engineer, decompile, or translate the Products or Documentation without the prior written consent of LTD.

         6.4 HSNS is authorized to identify HSNS as an independent business which has been authorized by LTD to market the Products to End Users and Authorized Sublicensees, and to use and display LTD's trade names, trademarks, service marks and logos for purposes of promoting, advertising and marketing the Products to prospective End Users and Authorized Sublicensees; provided, however, that HSNS shall obtain LTD's prior written approval of the content and form of any promotional, advertisement or marketing materials utilizing such trade names, trademarks, service marks or logos. LTD's approval shall not be unreasonably withheld and shall be deemed given if LTD does not object in writing within two (2) business days after HSNS submits its request to LTD in writing together with a copy of the proposed promotional, advertisement or marketing materials. In connection with the foregoing approval requirements, HSNS is not required to submit for reapproval any promotional, advertisement or marketing materials which are in substantially the form of such materials previously approved by LTD in writing in accordance with this Section
                  6.4. All such actions shall further be subject to reasonable advertising and usage guidelines and any other quality standards or specifications provided by LTD, if any, from time to time during the term of this Agreement. In all other respects, this Agreement confers no right or license with regard to LTD's trade names, trademarks, service marks or logos, or any related goodwill, all of which shall be the exclusive property of LTD. HSNS shall assist LTD, at LTD's request, in perfecting and maintaining LTD's rights under trademark and similar laws in each country in the Territory by advising LTD of any special registration, recording or notice requirements. HSNS will not at any time (i) challenge LTD's right, title or interest in any such marks, names or logos of LTD or the validity thereof or any registration thereof, (ii) do or cause to be done or omit to do anything, the doing, causing or omitting of which would contest or in any way impair or lead to impair the rights of LTD in such marks, names or logos, (iii) use any trademark, service mark, trade name, insignia or logo that is confusingly similar to or a colorable imitation of any such marks, names or logos of LTD, or (iv) use or authorize any other person to use such marks, names or logos in a manner which disparages such names, marks or logos or the Products identified thereby or which diminishes the stature or image of quality of such names, marks or logos among the public or causes confusion or deception among the public with respect thereto. LTD expressly reserves the right from time to time, upon providing notice and a transition period that is reasonable under the circumstances, to modify and change its names, marks and logos and such names, marks and logos as modified or changed shall for all purposes be deemed the marks, names and logos referred to in this Agreement.

         6.5 HSNS shall notify LTD in the event that it discovers any infringement of LTD's rights in any Product or any of LTD's trade names, trademarks, service marks or logos or any violation of the terms of a License Agreement or Sublicense Agreement, and shall cooperate with LTD and assist in the prosecution of LTD's claims, provided that LTD retains financial responsibility for costs of assistance and prosecution. LTD shall be entitled to retain any proceeds from such claims, including settlement amounts.


7. THIRD PARTY MATERIALS. The Products and/or Documentation may include or require commercially available programming or materials from third-party licensors, sellers or distributors (collectively, "Third-Party Materials"). The Third-Party Materials may be subject to restrictions, payment obligations or procurement responsibilities that are different from or in addition to the restrictions and charges applicable to the Products and Documentation hereunder and HSNS and/or each End User or Authorized Sublicensee shall be responsible for obtaining such Third Party Materials pursuant to a separate agreement with each such third party. Exhibit D hereto lists the Third-Party Materials that are pertinent on the date of execution of this Agreement. The Products are not compatible with and are not warranted for any other kind of computer programming or operating system other than the Third Party Materials. LTD reserves the right to augment the Exhibit upon reasonable written notice to HSNS.

8.       CONFIDENTIAL INFORMATION AND DISCLOSURE.

         8.1 Each party, as recipient ("Recipient") of Confidential Information obtained directly or indirectly from the other party (the "Disclosing Party"), agrees to the following confidentiality obligations:

         8.2 HSNS, as Recipient, agrees at all times to protect and preserve the confidentiality of the Products, Documentation, and all other Confidential Information of LTD, as Disclosing Party. HSNS agrees not to permit or authorize access to, or disclosure of, the Products, Documentation, or any other Confidential Information of LTD to any person or entity other than (i) End Users or Authorized Sublicensees who have entered into confidentiality agreements approved by LTD, to the extent necessary for such End Users or Authorized Sublicensees to evaluate the Products in advance of entering into a License Agreement or Sublicense Agreement, (ii) End Users or Authorized Sublicensees who have entered into License Agreements or Sublicense Agreements, to the extent necessary for such End Users or Authorized Sublicenses to exercise their rights under applicable License Agreements or Sublicense Agreements, and (iii) employees and professional advisors of HSNS who have agreed in a written agreement to be bound by the terms of this Agreement and have a "need to know" such information in order to enable HSNS to perform HSNS's obligations under this Agreement and applicable License Agreements and Sublicense Agreements. HSNS may disclose necessary portions of the Products, Documentation, or other Confidential Information of LTD to governmental regulatory authorities if such disclosure is required for compliance with applicable laws, but HSNS shall notify LTD of the applicable legal requirements before such disclosure occurs and HSNS shall use its best efforts to help LTD obtain protection as may be available to preserve the confidentiality of such information following disclosure.



         8.3 LTD, as Recipient, agrees at all times to protect and preserve the confidentiality of all Confidential Information of HSNS, as Disclosing Party. LTD agrees not to permit or authorize access to, or disclosure of, the Confidential Information of HSNS to any person or entity other than employees and professional advisors of LTD who have agreed in a written agreement to be bound by the terms of this Agreement and have a "need to know" such information in order to enable LTD to perform LTD's obligations under this Agreement and applicable License Agreements and Sublicense Agreements. LTD may disclose necessary portions of the Confidential Information of HSNS to governmental regulatory authorities if such disclosure is required for compliance with applicable laws, but LTD shall notify HSNS of the applicable legal requirements before such disclosure occurs and LTD shall use its best efforts to help HSNS obtain protection as may be available to preserve the confidentiality of such information following disclosure.

         8.4 Prior to disposal of any media or materials that contain any part of the Confidential Information of the Disclosing Party, the Recipient shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

         8.5 The restrictions in this Section 8 are in addition to any other restrictions on use and disclosure set forth elsewhere in this Agreement (for example, additional restrictions are set forth in Section 2.1(a) regarding limited disclosure of the Products to prospective End Users for evaluation purposes).

         8.6 The parties agree that money damages would not be a sufficient remedy for any breach of this Section 8 and that either party shall be entitled to equitable relief, including injunctive relief and specific performance, as a remedy for any such breach by the other party. Such remedies shall not be deemed exclusive remedies, but shall be in addition to all other remedies available at law or in equity.

9.       FEES AND CHARGES; RECORDS AND AUDIT RIGHTS.

         9.1 HSNS shall collect all license and other fees for the Products under License Agreements and Sublicense Agreements from the End Users and Authorized Sublicensees. HSNS shall use its best efforts to ensure that LTD receives the benefits contemplated by this Agreement and will not price Products in a manner to minimize, circumvent, evade or attempt to avoid the payment of royalties to LTD.

         9.2 For the Rights granted hereunder, HSNS shall pay LTD as follows:

                  (a)      Upfront Payment

                           (1) HSNS will pay upfront $3,000,000 for this Agreement. The $3,000,000 will be paid by HSNS in installments of $750,000 over four months with the first installment due upon the execution of this Agreement and each remaining installment due at the end of each successive one month period thereafter. This Agreement will not be effective until the first $750,000 payment is made. Except for the first payment, with respect to these payments, there is a thirty day cure period before this Agreement terminates, but interest at 8% per annum will accrue on any late payments. The $3 Million advance payment is only recoverable from or against 20% of the royalties as specified in Section 9.2(b)(2) hereof.

                           (2) After the initial three year term of this Agreement, HSNS will have the option to renew this Agreement for an upfront payment per year repayable against royalties of the greater of (i) $2.5 Million or (ii) 15% of the prior year's Royalty payments to LTD under this Agreement. This renewal upfront payment will be paid in six equal monthly installments, with the first payment being made at the beginning of the additional term. This upfront payment will be repaid pursuant to the same formula (i.e., the 70/30 of net) used in the repayment of the initial $3 Million advance as stated in Section 9.2(b)(2) hereof.

                  (b)      Royalties.

                           (1) LTD will  receive  seven  and a half  percent  (7
                  1/2%) of the Adjusted Gross Revenue generated relating to, incorporating, or involving, Summus Products by HSNS outside of the OEM market. The full amount of this seven and one-half percent (7 1/2%) will be paid to LTD on a monthly basis, and there will be no deductions from such royalties.

                           (2) Royalties  for sales of the Streaming  Product in
                  the OEM market will be divided 50/50 of net, with each party recouping direct costs as documented. Until HSNS recoups the initial $3 Million payment for the Agreement set forth in
                  Section 9.2(a)(1) above, the royalty payment shall be split 70/30 of net, with LTD receiving 30%, and the other 20% which otherwise would be payable to LTD being applied to pay down the $3 Million. The terms and conditions of any OEM sale not involving the Streaming Product in which HSNS has involvement, including the appropriate compensation for HSNS and LTD, will be determined through reasonable good faith negotiations between LTD and HSNS on a case by case basis.

                  All required payments of royalties hereunder shall be due and payable monthly no later than the fifteenth (15th) day of each month following the immediately preceding month.

         9.3 HSNS shall further pay LTD for any services rendered by LTD in accordance with any agreement reached pursuant to Section 4 hereof. Any payments for such services shall be due and payable by HSNS to LTD within fifteen (15) days from the date

                  LTD issues an invoice to HSNS for such services, or as may otherwise be agreed to in writing by HSNS and LTD.

         9.4 HSNS shall retain accurate records in accordance with sound accounting practices to support all payments owed to LTD hereunder. HSNS will provide LTD, on a monthly basis, a written account, certified by an authorized officer of HSNS, of all amounts which may be due to LTD hereunder, which account shall show in detail the calculations and any relevant materials or information required to determine such amounts. This written account shall accompany the payment by HSNS of such amounts. To the extent no such payment is owed for a particular month, the written account shall be provided to LTD no later than the fifteenth (15th) day of the month following the immediately preceding month showing in detail why no payment is owed. During the first three months of this Agreement, in addition to the general rights set forth in
                  Section 9.5 (and not in limitation thereof), LTD and HSNS agree that Mr. Dan Stansky (or if replaced his successor) will participate in the monthly reconciliation for HSNS and will have access, on a confidential basis, to all of HSNS's records and information relating thereto, including the records and information of its affiliates. As part of this process, HSNS and LTD will agree on appropriate procedures to protect LTD hereunder and to ensure LTD receives appropriate payment hereunder. During these three months, HSNS and LTD shall agree upon the appropriate form of the written account contemplated by this Section 9.4, as well as what materials or other information should accompany such account.

         9.5 During the term of this Agreement and for a period of two (2) years after any termination of this Agreement, upon fifteen
                  (15) business days advance notice by LTD, HSNS shall allow the employees of LTD (which shall include Mr. Dan Stansky (or if replaced his successor) and only such employees of LTD which such officer may reasonably need to provide support and assistance), an independent accountant appointed by LTD and any other experts or advisors of LTD (provided, however, that there shall not be more than three (3) people at any time on HSNS's premises) access, at all reasonable times during normal business hours, and on a confidential basis, to HSNS's business records and information, including the records and information of its affiliates, for purposes of verifying the royalties and the performance of HSNS's other obligations under this Agreement or the Letter Agreement. The cost of any audit by any such employees, accountants, experts and advisors shall be borne by LTD unless the royalties previously paid by HSNS for any period are less than ninety-four percent (94%) of the royalties determined by such employees, accountants, experts or advisors as payable for that period, in which event HSNS shall immediately reimburse to LTD the costs of such audit. Unless LTD provides legitimate business reasons to HSNS in writing, (i) after the initial three month period described in Section 9.4, LTD shall not be entitled, during the next two
                  (2) year period, to the above described access more than quarterly, and (ii) after the two (2) year period described in
                  (i), LTD shall not be entitled thereafter to the above described access more than semiannually. Upon the reasonable request of LTD, HSNS agrees to modify its procedures and methods of operation to best ensure that LTD properly receives the benefits contemplated under this Agreement.

         9.6 HSNS shall collect, report and pay to the relevant taxing authority, and indemnify LTD for any liability relating to, all applicable excise, property, VAT, sales and use, or similar taxes, any withholding requirement in addition to or in lieu thereof, and any customs, import, export or other duties, levies, tariffs, taxes, or other similar charges that are imposed by any jurisdiction for the transactions contemplated herein (excluding any taxes based on the net income of LTD).

         9.7 In addition to any other rights or remedies available to a party hereunder, except as otherwise specifically provided herein, the other party shall pay interest on any amounts past due at the rate of eighteen percent (18%) per annum.

10.      LIMITED WARRANTY AND REMEDY; INFRINGEMENT AND OBLIGATION TO DEFEND.

         10.1 LTD warrants that, for a period of ninety (90) days from the date that a Product is licensed to an End User or an Authorized Sublicensee, LTD will correct the computer programs of the most current edition of a Product if such Product fails to operate in accordance with the Documentation if LTD is provided written notice within such ninety (90) day period. This limited warranty is the sole and exclusive remedy in the event of the discovery of any such failure or nonconformity in any Product. LTD makes no warranty that operation of any Product will be uninterrupted or error free. This limited warranty shall not apply to (i) changes or modifications made to any Product other than those made by LTD, or (ii) any Product used with hardware or operating environments other than those approved in writing by LTD.

         10.2 LTD agrees to indemnify and defend HSNS, its shareholders, officers, directors and employees and agents and hold them harmless from and against all claims, and related liabilities, damages and expenses, arising from the actual or alleged infringement by any Product of a United States patent or copyright; provided that HSNS notifies LTD in writing within five (5) business days of the receipt by HSNS of any such claim or notice of any such claim and permits LTD upon request, and at LTD's cost and expense, to assume and control the defense for settlement thereof. HSNS agrees to cooperate with LTD in every reasonable manner in the defense of such claim. In defending or settling any such claim LTD may elect to (1) obtain the right of continued use of such Product or part thereof, which is alleged to be infringing or (2) replace or modify such Product, or part thereof, so as to avoid such claim of infringement and HSNS will cease use of the edition of the Product, or part thereof, which was replaced or modified. LTD will not be obligated to defend or settle any such claim of infringement resulting from HSNS's or any other parties additions to, changes in, or modifications of a
                  Product,  or  resulting  from  HSNS's  use of any  Product  in
                  combination   with  materials   other  than  the  Third  Party
                  Materials.

                  The foregoing provisions constitute LTD's sole liability, and HSNS's sole recourse, in the event of any infringement of third-party rights by the Products.

11.      DISCLAIMER OF WARRANTIES AND ASSURANCES.

         11.1 EXCEPT AS PROVIDED IN SECTION 10 HEREOF, LTD MAKES AND HSNS RECEIVES NO WARRANTIES OF ANY KIND (WHETHER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, OR WHETHER IN ANY PROVISION OF THIS AGREEMENT OR ANY OTHER COMMUNICATION OR OTHERWISE), AND LTD SPECIFICALLY DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         11.2 IT IS MUTUALLY ACKNOWLEDGED THAT NEITHER PARTY HAS GIVEN ANY ASSURANCE TO THE OTHER CONCERNING THE RESULTS, PROFITABILITY OR SUCCESS OF ANY MARKETING EFFORT WHICH HSNS MAY UNDERTAKE.

         11.3 HSNS understands and agrees that use of or connection to the internet is inherently insecure and that connection to the internet provides opportunity for unauthorized access by a third party to HSNS's or any End User's or Authorized Sublicensee's computer systems, networks, and any and all information stored therein. ALL INFORMATION TRANSMITTED AND RECEIVED THROUGH THE INTERNET CANNOT BE EXPECTED TO REMAIN
                  CONFIDENTIAL AND LTD CANNOT AND DOES NOT GUARANTEE THE PRIVACY, SECURITY, AUTHENTICITY, OR NONCORRUPTION OF ANY INFORMATION SO TRANSMITTED, OR STORED IN ANY SYSTEM CONNECTED TO THE INTERNET. LTD SHALL NOT BE RESPONSIBLE FOR ANY ADVERSE CONSEQUENCES WHATSOEVER OF HSNS'S OR ANY END USER'S OR AUTHORIZED SUBLICENSEE'S CONNECTION TO OR USE OF THE INTERNET, AND LTD SHALL NOT BE RESPONSIBLE FOR ANY USE BY HSNS OR ANY

                  END USER OR ANY AUTHORIZED SUBLICENSEE OF ANY INTERNET CONNECTION IN VIOLATION OF ANY LAW, RULE OR REGULATION OR ANY VIOLATION OF THE INTELLECTUAL PROPERTY RIGHTS OF ANOTHER.

12.      LIMITATION OF LIABILITY.

         12.1 LTD'S LIABILITY FOR ANY AND ALL DAMAGES SHALL BE LIMITED TO THE EXCLUSIVE REMEDY SET FORTH IN SECTION 10.

         12.2     UNDER  NO  CIRCUMSTANCES   SHALL  LTD  BE  LIABLE  UNDER  THIS
                  AGREEMENT  OR  THE  LETTER   AGREEMENT  FOR  ANY   INCIDENTAL,
                  INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF HSNS OR ANY OTHER PERSON, INCLUDING, BUT NOT LIMITED TO, LOST SAVINGS OR PROFITS.

         12.3 THE PARTIES HEREBY AGREE THAT THE LIMITATIONS OF LIABILITY AND EXCLUSION OF CERTAIN DAMAGES SET FORTH IN SECTION 12.2 WILL SURVIVE AND SHALL APPLY REGARDLESS OF THE SUCCESS OR EFFECTIVENESS OF OTHER REMEDIES CONTAINED HEREIN, INCLUDING THE TOTAL FAILURE OR FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED REMEDY SET FORTH IN SECTION 10.

         12.4 HSNS ACKNOWLEDGES THAT LTD HAS SET ITS FEES, AGREED TO THE ROYALTY PROVISIONS AND ENTERED INTO THIS AGREEMENT AND THE LETTER AGREEMENT IN RELIANCE UPON THE LIMITATIONS OF LIABILITY AND THE DISCLAIMERS OF WARRANTIES AND DAMAGES SET FORTH IN THIS AGREEMENT, AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

13. INDEMNIFICATION . HSNS agrees to indemnify LTD, its shareholders, officers, directors and employees and agents and hold them harmless from and against any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees) (a) asserted by any End User or any Authorized Sublicensee in excess of the limitations set forth in this Agreement or the applicable proper form of a License Agreement or Sublicense Agreement if such claims, liabilities or damages result from a failure by HSNS to enter into the proper form of a License Agreement or Sublicensee Agreement or other failure by HSNS to comply with this Agreement or (b) arising out of or resulting from (i) HSNS's or any Authorized Sublicensee's false or misleading advertising in connection with any of the Products licensed by HSNS or its Authorized Sublicensees, (ii) any violation of any applicable law or regulation in connection with the marketing, distribution, license, advertisement or promotion of any of the Products, or
(iii) any use of the Products or actions, statements, or representations of HSNS or its Authorized Sublicensees not authorized by this Agreement.

14. NOTICES. All notices or other communications to be given hereunder shall be in writing and delivered personally, by telecopy (confirmation by air mail), or by commercial overnight courier (second day courier in the case of international dispatch), courier charges prepaid, and addressed to the appropriate party as set forth below.

         If to HSNS:       High Speed Net Solutions, Inc.
                           4542 S. Peninsula Drive
                           Ponce Inlet, FL  32127
                           ATTN:  Michael Cimino, President
                           Telecopy No: (904) 767-3035

                  With a Copy to:   High Speed Net Solutions, Inc.
                                    P. O. Box 21237
                                    Daytona Beach, FL 32115
                                    Telecopy No: (954) 484-9664

         If to LTD:        Summus, LTD.
                           2000 Center Point Road, Suite 2200
                           Columbia, SC  29210
                           ATTN:  Dr. Bjorn Jawerth
                           Telecopy No: 803-750-5679

                  With a Copy to:   Summus, LTD.
                                    2000 Center Point Road, Suite 2200
                                    Columbia, SC  29210
                                    ATTN:  Dan Stansky
                                    Telecopy No: 803-750-5679

         Notices delivered personally shall be effective upon delivery and notices delivered by mail shall be effective upon their receipt by the party to whom they are addressed.

15.      ASSIGNMENT.

15.1 If either party (a  "Transferring  Party")  provides the other party thirty
(30) days advance written notice, the Transferring Party may assign or otherwise transfer this Agreement and the Letter Agreement to an Equivalent Entity. For purposes of this Section, an Equivalent Entity is an entity the ownership of which is not materially different from the Transferring Party and the financial condition of which is equivalent to or better than the Transferring Party. The other party shall have the right to request, and the Transferring Party shall provide within five (5) days, any information reasonably necessary to confirm and establish that any proposed transferee is an Equivalent Entity.

15.2 In addition, HSNS may transfer this Agreement and the Letter Agreement in connection with a sale of HSNS provided that (a) the transferee agrees in writing to assume all the obligations of HSNS hereunder and to be bound by the terms and conditions of this Agreement; (b) the assignee is an entity that is capable of performing under this Agreement and is not a direct competitor of LTD; and (c) LTD receives a nonrefundable cash payment of the greater of (i) $10 Million or (ii) 15% of the prior year's royalties paid under this Agreement.

15.3 Except as set forth in this Section, neither this Agreement nor the Letter Agreement can be assigned or otherwise transferred by either HSNS or LTD without the written consent of the other party, which consent shall not be unreasonably withheld.

16.      COMPLIANCE WITH LAWS.

         16.1 The parties shall in the performance of this Agreement comply with all applicable laws, executive orders, regulations, ordinances, rules, proclamations, demands and requisitions of national governments or of any state, local or other governmental authority which may now or hereafter govern performance hereunder.

         16.2 HSNS shall, at its own expense, comply with all laws relating to the marketing, distribution or licensing of the Products, and shall procure all licenses and pay all fees and other charges required thereby.

         16.3 Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that neither LTD nor HSNS may ship, export or re-export the Products or Documentation, or any other information, process, product or service obtained directly or indirectly from LTD, to any country or entity which is the subject of any prohibition imposed by the U.S. Export Administration Act of 1979, U.S. Executive Orders, the U.S. Department of Commerce, and the North Atlantic Treaty Organization. HSNS understands that, if such a prohibition applies and an export license cannot be obtained with reasonable effort, the disclosure or delivery of the Products and Documentation may not occur. To assure compliance, HSNS agrees to notify LTD of each prospective End User as soon as possible so that LTD can evaluate whether prohibitions may apply or export licenses may be available. HSNS shall be responsible for all of the costs to obtain any export licenses.

17. INSURANCE. Each party shall include the other party as a named beneficiary for purposes of any product liability or general liability insurance that may cover claims or liabilities with which the other party could be charged because of personal or property damage or injuries suffered by any person or entity, or any other liability, resulting from the Products or the use or license thereof. Each party shall provide the other party with evidence satisfactory to the other party of such insurance.

18.      INDEPENDENT  CONTRACTOR.  Each  party  hereto  shall be and  remain  an independent contractor; nothing herein shall be deemed to constitute the parties as partners, and neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either by deemed the agent or employee of the other.

19. SEVERABILITY. If any court should find any particular provision of this Agreement void, illegal, or unenforceable, then that provision shall be regarded as stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect.

20. PUBLICITY; ANNOUNCEMENTS. Neither party shall, except as may be required by law or federal regulation, or except with the prior written permission of the other party, publicly advertise or otherwise disclose the terms or conditions of this Agreement or the Letter Agreement. All public announcements by HSNS, including but not limited to press releases, mentioning or relating to LTD, including any announcements concerning LTD, LTD's technology or its business or business relationships, shall be approved in writing by Bjorn Jawerth or his written designee prior to their being made or issued. If any announcement is properly sent to Bjorn Jawerth's attention at LTD, and he does not respond within two business days, then HSNS shall be free to make such announcement without his written approval as set forth in the information provided to Bjorn. All such announcements shall be accurate and complete and take into consideration the business and other concerns of LTD.

21. NOTICE OF DELAY. Whenever any occurrence is delaying or threatens to delay either party's timely performance under this Agreement, that party shall promptly give notice thereof, including all relevant information with respect thereto, to the other party.

22. GOVERNING LAW: COUNTERPARTS. This Agreement and the Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the United States of America and the State of South Carolina, without regard to conflict of law provisions. This Agreement is entered into in the United States of America, all funds shall be paid to LTD in U.S. dollars in the United States of America, and nothing herein shall be construed to require LTD to do business or maintain any office of business establishment outside the United States of America. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

23. NO THIRD PARTY RIGHTS. Notwithstanding anything else in this Agreement to the contrary, the End Users and Authorized Sublicensees of HSNS shall not have any right or otherwise be entitled to assert any claim against LTD under this

Agreement as a third party beneficiary or otherwise, and LTD shall have no duty or responsibility in connection with this Agreement to any such End User or Authorized Sublicensee.

24.      ENTIRE AGREEMENT; WAIVER.

                  24.1 This Agreement together with the Letter Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous proposals, negotiations, representations, commitments, writings, agreements and other communications, both oral and written, between the parties. In this connection, the parties agree that this Agreement and the Letter Agreement supersede that certain Letter Memorandum Agreement between LTD, Summus Technologies, Inc. and Brad Richdale Direct, Inc. and such agreement is hereby terminated. All Addenda, attachments and exhibits referred to as accompanying this Agreement are hereby incorporated in and made part of this Agreement. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties (other than changes to the Exhibits by LTD as expressly contemplated by this Agreement). The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof.

                  24.2 A waiver by either party of its rights hereunder shall not be binding unless contained in a writing signed by an authorized representative of the party waiving its rights. The non-enforcement or waiver of any provision on one occasion shall not constitute a waiver of such provision on any other occasions unless expressly so agreed in writing. It is agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the terms of this Agreement or the Letter Agreement.

25. SURVIVAL OF PROVISIONS. In addition to the rights and obligations which survive as expressly provided for elsewhere in this Agreement, the Sections and Addenda which by their nature should survive (including, without limitation, Sections 6.2, 6.3, 6.5, 8, 9, 11, 12, 13, 14, 16, 17, 20, 22 and 23) shall survive and continue after any termination or cancellation of this Agreement. In the event that this Agreement is terminated pursuant to Section 26, the license rights granted under Section 2.1(b) shall also survive any such termination as well as any other provisions which by their nature should survive to give effect to the responsibilities, obligations and rights of the parties relating to such license rights.

26.      TERMINATION.

         26.1 If any payment required by Section 9.2(a)(1) hereof is not timely made (taking into consideration any applicable cure period and required notice relating thereto) this Agreement may be terminated by LTD. In addition, unless a renewal payment is made in accordance with Section 9.2(a)(2) hereof, this Agreement shall terminate on February 23, 2002 (or, if renewed, following the initial three year term of this Agreement, this Agreement shall terminate when an upfront renewal payment that is due in accordance with Section 9.2(a)(2) is not made).

         26.2 Without limiting Section 26.1 regarding LTD's ability to terminate this Agreement, the exclusive Rights granted under this Agreement may be terminated by LTD, and shall become nonexclusive rights, if HSNS fails to perform its obligations under this Agreement or under the Letter Agreement in any material respect; provided, however, that LTD notifies HSNS of such breach and gives HSNS, in the case of a failure to make any payment required under this Agreement or under the Letter Agreement thirty (30) days, and in all other cases ninety (90) days, to cure such breach.

         26.3 Any rights under this Section 26 are in addition to and without prejudice to any right or remedy otherwise existing under this Agreement or at law in respect of any breach of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Summus, LTD.                           High Speed Net Solutions, Inc.

By:______________________________      By:______________________________________

Title:___________________________      Title:___________________________________

Date:____________________________      Date:____________________________________


Brad Richdale Direct, Inc. (which is a party hereto solely for the purposes of Section 24 hereof).

By:______________________________
Title:___________________________
Date:____________________________

Summus Technologies, Inc. (which is a party hereto solely for the purpose of Section 24 hereof).

By:______________________________
Title:___________________________
Date:____________________________

                                   APPENDIX A

                                   DEFINITIONS
                                   -----------

"Adjusted Gross Revenue" shall mean the total amount of funds actually received by HSNS (excluding postage and handling, C.O.D. charges, sales, value added and other taxes) relating to the Products minus returns, chargebacks, cancellations, undeliverables and bad debt.

"Agreement" shall mean this Marketing License Agreement.

"Authorized Sublicensee" means any person who has executed a Sublicense Agreement approved in writing by LTD and HSNS.

"Changes" means Revisions, Enhancements and Upgrades to any Product or the Documentation, if any, including translations into foreign languages used in the Territory.

"Confidential Information" shall mean any competitively sensitive or secret business, marketing or technical information of a Disclosing Party. (References to the "Disclosing Party" and the "Recipient" are defined in Section 8). The Disclosing Party shall take reasonable steps to call the Recipient's attention to the confidentiality of its Confidential Information at the time of disclosure, including by legending as "Confidential" documentation and media containing Confidential Information, and summarizing in writing oral disclosures of Confidential Information so the summaries are provided following disclosure as evidence of the Confidential Information that has been imparted. In all cases, however, LTD's Confidential Information shall include the Products (in Object Code and Source Code form) and Documentation, including all Changes and derivative works or translations thereof. Confidential Information shall not include, however, information which (i) is generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality by the Recipient or any person or entity associated with the Recipient), (ii) is independently developed without reference to or reliance on any Confidential Information of the Disclosing Party, as demonstrated by written records in the Recipient's possession (which shall be provided to the Disclosing Party at the Disclosing Party's request), or (iii) is obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information of the Disclosing Party, as demonstrated by written records in the Recipient's possession (which shall be provided to the Disclosing Party at the Disclosing Party's request).

"DLL" shall mean, with respect to each Product listed on Exhibit A, Part 1, the functions and data in the dynamic-link libraries of LTD which have been utilized by LTD to create such Product.

"Documentation" means the technical and operating documentation and specifications relating to a Product provided to HSNS by LTD for HSNS to provide to End Users and Authorized Sublicensees and attached hereto as Exhibit B, as amended or supplemented from time to time in writing by LTD.

"End User" shall mean any person who has executed a License Agreement.

"Enhancement" means improved performance to the existing functionality for any portion of a Product owned by LTD that has been released to HSNS, which does not constitute a material change in the Product or its programs.

"Government Sector" shall be defined in the traditional sense to include national government agencies worldwide (excluding state, county, local and other similar governmental agencies) and government contractors, but only to the extent the government contractor is actually dealing with such a government.

"HSNS" shall mean High Speed Net Solutions, Inc. (formerly known as zzap.net, inc.), a Florida corporation.

"Letter Agreement" shall mean the Letter Agreement dated January 14, 1999, among LTD, Summus Technologies, Inc., a Delaware corporation, HSNS and Brad Richdale.

"License Agreement" means a license agreement directly between an End User and HSNS containing terms and conditions in substantially the form of Exhibit C hereto. LTD and HSNS shall, subsequent to the date hereof and prior to entering into any particular License Agreement, agree in writing on the form or forms of scope of use, pricing and other provisions of such form of License Agreement, which are identified in such form as subject to variation or subsequent approval by the parties, and periodically agree in writing on any changes to the standard form of the License Agreement. The License Agreement shall in all cases contain provisions acceptable to LTD regarding scope of use, confidentiality, ownership by LTD of the Products and Documentation and protection of all applicable intellectual property rights, limited warranties and remedies, limitation of liability, and provisions permitting the End User to use the Products only for its own internal operations. The parties acknowledge and agree that the form of License Agreement set forth in Exhibit C must be modified (particularly the scope of use rights) for use in connection with the license of the right (as set forth in Exhibit A, Part 2) to create a product utilizing the DLL which product cannot have any more functionality or uses or applications than any single Product of the Products listed on Exhibit A, Part 1. The parties shall, subsequent to the date hereof, agree in writing on the form or forms of License Agreements for the license relating to the use of the DLL to create such a product and prior to entering into each such License Agreement, HSNS shall obtain LTD's prior written approval of the final form of such License Agreement, which approval shall not be unreasonably withheld. No License Agreement shall be effective, and no license to use a Product shall be valid, unless a License Agreement has been signed by HSNS and the End User or HSNS has received confirmation that End User agrees to be bound by the terms of the License Agreement pursuant to a method consistent with current industry practice for the distribution and license of software by means similar to the distribution of the Products. HSNS agrees to consult with LTD in advance and obtain LTD's written approval for any method of licensing of the Products to End Users in a form other than by written agreement.

"LTD" shall mean Summus, LTD., a Missouri corporation.

"Object Code" shall mean the machine executable form or forms of a Product which results from the compilation and/or assembly of Source Code. LTD shall have the right to specify the form of the Object Code to be provided to any category or categories of End Users or Authorized Sublicensees.

"Products" shall mean any and all services and/or products which incorporate or utilize the technology which currently is being, or has been, or will be developed by LTD, including Revisions, Enhancements and Upgrades, together with the Documentation thereof. Such Products are and shall be identified in Exhibit A hereto, as amended or supplemented in writing from time to time by LTD. The Products shall be provided to HSNS in only Object Code form. The Products shall include all Changes, if any, provided to HSNS, End Users or Authorized Sublicensees by LTD.

"Rights" shall have the meaning set forth in Section 2.1 of this Agreement.

"Revision" means a change made in a Product to correct errors or defects in the Product or to make the Product conform to LTD's then current Documentation.

"Source Code" shall mean the version of a Product in symbolic programming language(s) employed by LTD to develop the Product which when compiled and/or assembled is transformed into an Object Code form of the Product.

"Sublicense Agreement" means a sublicense agreement directly between an Authorized Sublicensee and HSNS containing terms and conditions substantially similar to this Agreement granting an Authorized Sublicensee the right to grant Rights to the Products to End Users pursuant to a License Agreement. The parties acknowledge and agree that the terms of a Sublicense Agreement must be modified from the terms of this Agreement for use in connection with the license of the right (as set forth in Exhibit A, Part 2) to create a product utilizing the DLL which product cannot have any more functionality or uses or applications than any single Product of the Products listed on Exhibit A, Part 1. The terms and conditions of any Sublicense Agreement must be approved in advance in writing by LTD and HSNS and prior to entering into each Sublicense Agreement, HSNS shall obtain LTD's prior written approval of the final form of such Sublicense Agreement, which approval shall not be unreasonably withheld. In this connection, HSNS will use all reasonable efforts to protect the legitimate interests of LTD (including the ownership by LTD of the Products and associated intellectual property rights and the rights to receive royalties consistent with the intent of this Agreement and the Letter Agreement (and to verify those royalties)) in selecting Authorized Sublicensees and, if mutually agreed, negotiating Sublicense Agreements.

"Territory" means anywhere in the world. It is agreed and acknowledged that LTD reserves the right to condition licenses granted in the Territory, or make adjustments to the Products or Documentation licensed in the Territory, to the extent advisable in LTD's judgment to protect LTD's intellectual property rights and upon providing HSNS with specifically stated reasons in reasonable detail for such conditions or adjustments. Such conditions or adjustments may include disabling codes with expiration dates of short duration, limitation of installation to urban areas or specified regions, exclusion of development tools, compliance with local laws at HSNS's or the End User's expense, special signature, insurance or indemnity requirements, special audit requirements, and/or reasonable standards for all in-country use of the Products and Documentation.

"Upgrade" shall mean changes (if any) made in any Product to permit the Product to be used and to operate properly with versions of an operating system that are supported by LTD or a release of a Product subsequent to the initial delivery in which LTD has incorporated accumulated Revisions or Enhancements, together with new or revised Documentation which properly describes the updated Product.

                                    EXHIBIT A

                           1. DESCRIPTION OF PRODUCTS
                           --------------------------

The Streaming Product, Video Mail Product (Release 1.0), and 4U2C Product as further identified and specified in the Documentation on Exhibit B hereto.

As and when developed and completed, the contemplated Video Conferencing Product currently in process of development shall also be a Product hereunder and at such time as such Product is developed and completed, LTD will supplement this Exhibit to add such Product and supplement Exhibit B to add the related Documentation.

As and when completed, the contemplated Release 2.0 of the Video Mail Product currently in process of completion shall be an Upgrade to an existing Product hereunder and at such time as such Release 2.0 is completed, LTD will supplement this Exhibit to add such Release 2.0 as an Upgrade and supplement Exhibit B to add the related Documentation.

                          2. ADDITIONAL LICENSE RIGHTS
                          ----------------------------

In addition to the Products listed above, HSNS may license to End Users and Authorized Sublicensees, in accordance with the terms and conditions of this Agreement, the right to create a product utilizing the DLL which product cannot have any more functionality or uses or applications than any single Product of the Products listed above in Part 1, pursuant to a License Agreement or Sublicensee Agreement, each of which must be agreed to in advance in writing by LTD. Although the DLL is not a Product, the foregoing additional license rights shall be included in the definition of Product hereunder.

                                    EXHIBIT B

                                  DOCUMENTATION
                                  -------------

The Documentation for the Streaming Product, Video Mail Product (Release 1.0) and 4U2C Product is attached hereto.

                                    EXHIBIT C

                            FORM OF LICENSE AGREEMENT
                            -------------------------

The attached form of License Agreement contains the required terms for the License Agreement.

                                    EXHIBIT D

                              THIRD PARTY MATERIALS
                              ---------------------

See Exhibit B. The Documentation for each Product as listed in Exhibit B lists any Third Party Materials for such Product.

                                    EXHIBIT E

                    EXISTING LICENSING/MARKETING AGREEMENTS:
                    ----------------------------------------

         To the best of LTD's knowledge, after due diligence and investigation, the existing licensing/marketing agreements are as attached hereto.

         HSNS shall cooperate with LTD, and permit LTD to amend this Exhibit, to the extent that additional existing licensing/marketing agreements are identified after the date hereof which do not unreasonably interfere with HSNS's rights hereunder.


                                                                      EXHIBIT E
                                                                      ---------

AGREEMENT TYPE               COMPANY NAME                                    DATE
--------------               ------------                                    ----

IDV                          Adobe Systems, Inc.                             6/15/96
MDI                          Adobe Systems, Inc.                             9/26/97
NDA                          Applied Communications Concerts, Inc.           3/11/96
PDA                          Ball Corp.                                      9/7/94
CA                           Base-Ten Systems Inc.                           9/2/94
PDA                          BellSouth                                       10/6/95
NDA                          Booz-Allen & Hamilton Inc.                      10/18/95
NDA                          Cambridge Parallel Processing Ltd.              11/5/95
CNCA                         Carolina First                                  5/14/98
NDA                          CBI Microsystems                                7/29/97
NDA                          Century Business Services                       3/2/98
PLA                          Chori America Inc.                              5/15/98
SLA                          Clorepo Inc.                                    12/4/95
PLA                          Compaq Computer Corp.                           2/21/97
                             Compression Systems                             10/16/96
NDA                          CompuServe                                      3/15/96
SLA                          Computer Presentations Inc.                     3/15/93
LMA                          Computer Presentations Inc.                     12/9/94
SLA                          Concept Corp.                                   10/17/96
NDA                          Concurrent Computers                            2/17/98
NDA                          Connectix Corp.                                 7/18/96
PDA                          Continuum Technology Corp.                      8/17/95
PDA                          Conversant Systems                              8/1/94
NDA                          Corel Corp.                                     1/19/96
SLA                          Corel Corp.                                     4/24/96
NDA                          CRYPTEK Secure Communications                   3/31/98
NDA                          Cycore Computers                                11/1/97

                                       1

AGREEMENT TYPE               COMPANY NAME                                    DATE
--------------               ------------                                    ----

LA                           DANA Commercial Credit                          3/9/95
NDA                          Danzell Investment Management Co.               2/23/98
PLA                          Digital Equipment Corp.                         7/24/97
PLA                          Digital Equipment Corp.                         1/15/98
NDA                          Eastman Kodak Co.                               10/29/97
NDA                          EDI of S.C.                                     7/11/97
PDA                          Envisage Systems Ltd.                           1/29/96
LA                           Ervin Leasing Co.                               10/23/95
NDA                          Fiber & Wireless Inc.                           12/11/96
MOU/NDA                      Fiber & Wireless Inc.                           8/11/97
NDA                          Friedman, Billings, Ramsey & Co. Inc.           2/3/98
SLA                          FujiFilm                                        4/7/97
NDA                          Fuji Medical Systems                            8/6/97
SLA                          The Great Human Infocom                         9/22/97
PDA                          Harris Corp.                                    1/19/94
NDA                          Harris Corp.                                    2/20/95
LA                           Harris Corp.                                    12/11/96
SLA                          Harris Corp.                                    2/24/97
NDA                          HAWA Communications Inc.                        2/25/98
PNDA                         HDS                                             12/7/94
SLA                          HDS                                             5/11/95
NDA                          I/O Software Inc.                               4/9/97
SLA                          IBM                                             11/30/95
LA                           Idmatics                                        12/8/97
NDA                          Image Data LLC                                  9/16/97
PDA                          Image etc.                                      10/2/95
SLA                          Image etc.                                      1/8/96
SLA                          Infogrames                                      3/15/96
NDA                          Information Sciences Group Inc.                 7/23/97
NDA                          InMedia Presentations Inc.                      6//9/97
SLA                          InMedia Presentations Inc.                      7/2/97
NDA                          InSoft Inc.                                     4/24/96
NDA                          Infomedia Inc.                                  8/27/97
SLA                          Integrated Computing Engines Inc.               12/19/96
TRA                          Integrated Computing Engines Inc.               2/7/97
TRA                          Integrated Computing Engines Inc.               2/7/97
TRA                          Integrated Computing Engines Inc.               2/24/97
NDA                          Integrated Computing Engines Inc.               9/10/97
NDA                          Iomega                                          11/3/97
NDA                          Iomega                                          11/10/97
PDA                          ION Corp.                                       4/9/96
NDA                          IPIX                                            2/18/98

                                       2


AGREEMENT TYPE               COMPANY NAME                                    DATE
--------------               ------------                                    ----

MOU                          Kinsey, Vincent, Pyle P.A.                      3/6/98
NDA                          Ledge Multimedia                                8/25/97
NDA                          LG Electronics                                  4/29/96
NDA                          Live Pix Co.                                    5/15/97
NDA                          McDonnell Douglas Corp.                         5/11/92
PDA                          Magnavox                                        7/1/93
RDA                          Magnavox                                        4/11/94
PDA                          Magnavox                                        5/26/94
SBA                          Magnavox                                        10/21/94
MOU                          Magnavox                                        1/13/95
LA                           Magnavox                                        8/11/95
NDA                          Medison                                         10/29/97
PNDA                         MEGA International Services Inc.                8/26/96
NDA                          Megahertz Corp.                                 11/7/94
NDA                          MicroSoft Corp.                                 11/7/96
LA                           Mitre Corp.                                     12/10/97
DA                           Motorola                                        8/16/95
PDA                          National Access                                 1/29/96
PDA                          Naval Undersea Warfare Center                   9/21/95
PDA                          NBS                                             12/14/95
PNDA                         Odectics/Gyyr Inc.                              12/1/95
NDA                          Old Dominion Funding Group                      5/14/98
NDA                          Omni Vision Technologies Inc.                   12/18/97
PDA                          OptiMed Tech                                    10/12/95
PDA                          Origin Ltd.                                     3/5/96
TPSA                         Panasonic Technologies Inc.                     4/3/98
LA                           PassTech Inc.                                   8/11/97
SA                           PEN-TECH Associates Inc.                        9/18/95
BNDA                         Philips Semiconductors                          12/8/98
PNDA                         Photo Telesis Corp.                             9/7/94
CA                           Prodigy Services Co.                            7/27/95
PDA                          PROSTAR                                         2/1/96
MOU                          Prosolvia Research & Technology                 4/9/97
Trm. Agrmnts.                Pyrotechnix Inc.                                2/28/96
Trm. Contrcts.               Pyrotechnix Inc.                                4/18/96
SLA                          Raytheon Co.                                    2/23/95
PDA                          Raytheon TI Systems Inc.                        10/28/97
PLA                          Raytheon TI Systems Inc.                        3/4/98
PDA                          Rockwell International                          8/11/95
NDA                          SATC                                            10/8/97
PDA                          SCRA                                            7/18/95
NCNDCA                       Law Offices of Paresh Shah                      5/20/98

                                       3


AGREEMENT TYPE               COMPANY NAME                                    DATE
--------------               ------------                                    ----

NCNDCA                       Law Offices of Paresh Shah                      5/20/98
PDA                          Seaside Consulting                              3/4/96
SLA                          SEMS                                            7/11/96
NDA                          Sonetech Corp.                                  4/4/97
MOU                          Sonetech Corp.                                  8/12/97
NDA                          Surgical Navigation Technologies                2/6/98
LMA                          Symbol Technologies Inc.                        9/17/96
ADS                          Symbol Technologies Inc.                        7/22/97
NDA                          Tactics US                                      5/22/98
NDA                          Texas Gilbert Co. Inc.                          2/19/98
SLA                          3D Cubed                                        12/1/97
                             USC                                             8/26/93
Research Arg.                USC                                             7/21/97
                             USC                                             11/21/97
NDA                          Verinet Inc.                                    9/12/97
Settlmnt. Arg.               Verinet Inc.                                    5/5/98
CA                           Virtual Resources Inc.                          2/5/98
LMA                          Voxware Inc.                                    5/6/98
LMA                          Waite Group Inc.                                7/15/96
NDA                          White Pine Software                             12/4/96
LOI                          White Pine Software                             3/6/97
NDA                          Winnov                                          11/1/96
TRA                          Winnov                                          4/5/97
NDA                          William K. Woodruff & Co. Inc.                  2/5/98
DDA                          Visualmail Systems Inc.                         10/31/97
CA                           WorldScape L.L.C.                               11/12/96
NDA                          WorldScape L.L.C.                               7/15/97
NDA                          Xaos Tools                                      10/16/97
NDA                          Kalman Barson                                   5/15/98
NDA                          James Bellew                                    2/24/98
Manufactures Sales           Jim Burch                                       8/10/94
Agent Agreement
NDA                          Knox Carey                                      5/20/98
Receipt for                  Gary Hewer                                      11/5/96
Software
Acknowledgement
Technical Rights             Martin Lindberg                                 5/26/97
Agreement
NDA                          Michael Myrick                                  5/28/98
NDA                          Abe Ostovsky                                    2/13/98
NDA                          Andy Prokop
NDA                          Fritz Reichert                                  2/12/98


                                       4


AGREEMENT TYPE               COMPANY NAME                                    DATE
--------------               ------------                                    ----

NDA                          B.W. Stuck                                      2/8/98
LMA                          Telia
LMA                          World Connect
LMA                          ICC
LMA                          BARAKA Intra Com

KEY:
---

ADS             Agreement for Development Services
BNDA            Bilateral Non-Disclosure Agreement
CA              Confidentiality Agreement
CNCA            Confidentiality and Non-Competition Agreement
DDA             Development and Distribution Agreement
IDV             Agreement for Receipt of Confidential Information
LA              Lease Agreement
LMA             License and Marketing Agreement
MDI             Mutual Disclosure of Information
MOU             Memorandum Agreement
NCNDCA          Non-Circumvention, Non-Disclosure, and Confidentiality Agreement
NDA             Non-Disclosure Agreement
PDA             Proprietary Information Agreement
PLA             Product Loan Agreement
PNDA            Proprietary Non-Disclosure Agreement
RDA             Research and Development Agreement
SA              Sales Agreement
SBA             Special Bailment Agreement
SLA             Software License Agreement
Stt.A           Settlement Agreement
TPSA            Temporary Personnel Services Agreement
TRA             Technical Rights Agreement



                                       6